Exhibit 99.1

BNB Plus Corp. (BNBX) Appoints James Haft as Independent Board Director

Digital Asset and Infrastructure Expert Joins Board to Support Strategic Growth and BNB Treasury Operations

New York, NY – February 5, 2026 – BNB Plus Corp. (Nasdaq: BNBX) ("BNBX" or the "Company"), today announced the appointment of James Haft as an Independent Director and member of the Board’s Nominating Committee, effective as of February 2, 2026.

Mr. Haft is a recognized pioneer in digital asset investments and decentralized finance, bringing more than 35 years of experience spanning blockchain infrastructure, emerging markets, and traditional finance. Mr. Haft has served as a managing director at BearStearns Inc, FurmanSelz and INGBarings, focused on emerging markets and founded and served as chairman of PALcapital LLC, a merchant bank focused on digital enterprise and blockchain opportunities, since 1996. His appointment strengthens BNBX's board expertise as the Company continues to expand its BNB treasury operations and DeFi yield generation capabilities.

Mr. Haft co-founded CryptoMondays in 2017, scaling the global blockchain education and awareness platform to more than 70 cities worldwide. In 2021, he served as Founding Chairman of the first publicly listed Web3 company on the Oslo Stock Exchange. His extensive background also includes public company board experience.

"James brings exceptional experience in blockchain-based infrastructure and a demonstrated track record of identifying and nurturing innovation in the digital asset space," said Clay Shorrock, President and CEO of BNBX. "His deep understanding of blockchain technologies, combined with his expertise in public and private capital markets, makes him a valuable addition to our board as we advance our strategic initiatives."

Mr. Haft has been a leader in the blockchain ecosystem since 2015. In that time, he has co-founded CryptoMondays, DAIS.global (The Decentralized AI Society), CryptoOracle, and ClimateCoin, among other precedent setting activities. He holds a BA in Economics from Vassar College and JD/MBA degrees from Emory University.

"I look forward to supporting BNBX’s mission to create shareholder value by advancing blockchain adoption and exploring potential digital asset infrastructure opportunities," said Mr. Haft.

About BNB Plus Corp.

BNB Plus unlocks streamlined access to the Binance ecosystem, delivering non-directional yield strategies and long BNB exposure, powering the future of blockchain through a transparent, actively managed BNB treasury. The Company’s differentiated strategy blends sophisticated DeFi yield generation with Binance-native opportunities, unlocking access to high-performance digital assets for investors traditionally excluded from the space. Formerly Applied DNA Sciences, Inc., BNB Plus continues to commercialize the Company’s proprietary nucleic acid production solutions for the biopharmaceutical and diagnostics markets.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “continues,” “expect,” “look forward,” “mission,” “potential,” “may,” “will,” “project,” and other words of similar meaning. Forward-looking statements are statements other than historical facts and address various matters including, without limitation, regarding management, future financial and operating condition and performance.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions, risks relating to the Company’s operations and business, including the highly volatile nature of the price of BNB and other cryptocurrencies, the illiquidity of the OBNB trust units owned by the Company, risks related to the Company’s ability to raise and deploy capital effectively, risks relating to an unproven yield generation strategy, the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds, risks related to increased competition in the industries in which the Company does and will operate, risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally, risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, risks related to the unknown returns, liquidity and/or token accumulation that the Company’s BNB treasury strategy will generate, risks relating to market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to cryptocurrency, and regulatory developments affecting BNB or other digital assets, as well as those risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Visit www.BNB.plus for more information. Follow us on X and LinkedIn. Join our mailing list.

Investor Relations contact: John Ragozzino Jr., CFA BnB@icrinc.com

Web: www.BNB.plus

X: BNBX_Corp

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